UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): January 10, 2017

Valeant Pharmaceuticals International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	001-14956	98-0448205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2150 St. Elzéar Blvd. West Laval, Quebec Canada H7L 4A8
(Address of Principal Executive Offices)(Zip Code)

514-744-6792
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Valeant Pharmaceuticals International, Inc. (NYSE:VRX) (TSX:VRX) today announced that it is reiterating its full-year 2016 financial guidance, which was originally communicated in November 2016.

The financial guidance is a forward-looking statement and is based upon the current expectations and beliefs of management and is subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statement. The financial guidance is based upon information available to the Company as of the date of this Current Report on Form 8-K, is not a comprehensive statement of the Company’s financial results for such period and has not been audited or reviewed by the Company’s independent registered public accounting firm. The Company’s actual results as of and for the year ended December 31, 2016 may differ materially. During the course of the preparation of the Company’s financial statements and related notes to be included in its Annual Report on Form 10-K for the year ended December 31, 2016, adjustments may be identified, and any such adjustments may be material.  Additional risks and uncertainties that could cause actual results to differ include, but are not limited to, risks and uncertainties discussed in the Company's most recent annual and quarterly reports and detailed from time to time in Valeant’s other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof.  Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect actual outcomes, except as required by law.

The information in this Item 2.02 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Christina Ackermann
	Name:	Christina Ackermann
	Title:	Executive Vice President and General Counsel

Date: January 10, 2017